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                                                                    EXHIBIT 5.1

           OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP





                                 May 28, 1998



ODS Networks, Inc.
1101 East Arapaho Road
Richardson, Texas 75081


          Re:  ODS Networks, Inc. Registration Statement for
               Offering of 103,063 Shares of Common Stock
               ------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 103,063 shares of the common stock ("Common Stock") of ODS Networks, Inc. (the "Company") issuable under the Essential Communication Corporation 1996 Stock Option Plan (the "Plan") as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP